Press Release Dated February 15, 2008

Veracity Management Global, Inc. (OTCBB:VCMG)Announces That Its Periodic Public Financial Reports for the Quarter Ended September 30, 2007 Will Be Restated; Company Cautions That Those Financial Statements and Certain Other Publicly Released Financial Information Should Not Be Relied Upon

Coral Gables, FL - (Business Wire) – February 14, 2008 - Veracity Management Global, Inc. (VCMG) (OTC-BB: VCMG), announced today that it will restate the results of its operations for the quarter ended September 30, 2007 (“fiscal 2008”) and that the previously issued financial statements for that period should not be relied upon until restated financial information is filed with the SEC. The first quarter fiscal 2008 financial statements will be restated to reduce the loss from the issuance of compensation relating to the merger on July 1, 2006 and valuation based on SFAS No. 141 that states “the contingent consideration usually should be recorded when the contingency is resolved and consideration is issued or becomes issuable”, and “general expenses related to business combinations shall be expensed as incurred”. The original merger agreement called for a specific payment for the company when it’s stock reached the Over-The-Counter Bulletin Board, as well as granted options to an individual in exchange for certain third party payments when made. These payments were made and expensed in the 1st quarter in the sum of $35,000 and the shares when issued also mistakenly charged to compensation as if they were optioned exercised for services. This amendment corrects the handling of these options. The contingency was met in that quarter and the payment for the company of $ 150,000 was recorded as Goodwill. In this press release, the Company urged the marketplace not to rely on its previously filed financial statements for the quarter ended September 30, 2007 until such amended report is filed with the SEC. The cumulative effect of this amendment to the Consolidated Statement of Operations is to reduce the Net Loss for the three-month period ended September 30, 2007 from $908,700 or $(.03) per share to $ 361,200 or $(.01) per share. The cumulative effect on our consolidated balance sheet as of September 30, 2007 was a reduction of additional paid-in capital and accumulated deficit of $547,500.

The error in the accounting for the contingent costs of the July 1, 2006 merger recorded on the first Quarter Report on Form 10-QSB for fiscal 2008 was discovered in the process of the Company’s preparation of its Quarterly Report on Form 10-QSB for the fiscal quarter ended December 31, 2007. The Company, under the supervision of its Audit Committee and with the assistance of independent counsel which in turn is assisted by an independent accounting expert, is inquiring into the circumstances relating to the foregoing error to assure that there are no other financial reporting or disclosure control items that may be of concern. Due to the ongoing nature of this inquiry, the Company is unable to assess definitively the impact such inquiry may have upon its prior public reports. Once the ongoing inquiry is completed and the results are finalized, the Company will restate its financial statements, as may be appropriate. The Company has not yet determined what changes, if any, may be required to the previously reported results of operations or financial position in response to the inquiry. The Company is hopeful that it will be able to complete its inquiry and to publish restated financial statements by February 15, 2008.

The Company urges the marketplace not to rely on the Company’s previously issued financial statements for fiscal 2007 and the interim periods within fiscal 2008 until the publication of the restated financial statements by the Company.

About Veracity Management Global, Inc.

Veracity Management Global, Inc. is a holding company for a management consulting subsidiary, Veracity Management Group, Inc. which specializes in assisting companies to transition, restructure and grow. VMG provides operational and strategic solutions through its multiple service and product lines that include staffing subcontracting services (i.e. recruiting), business continuity and resumption services, strategic planning services, regulatory compliance services, software development services, data management services, business intelligence development services, integration services, ERP (Enterprise Resource Planning systems) implementation, and infrastructure services.

Forward-looking statements

Except for historical information contained herein, the statements in this release are forward-looking statements that are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. The above information does not guarantee any successful closing of new business. No assurances can be given that any projections related to gross revenues or profit margins will be realized. Forward-looking statements involve known and unknown risks and uncertainties that may cause the companies’ actual results in future periods to differ materially from forecasted results. Such risks and uncertainties include, but are not limited to, market conditions, competitive factors, the ability to successfully complete additional financings and other risks.

Contact:

For more information about Veracity Management Global, Inc., please visit our website at veracitymanagementgroup.com.

Michael Rideman, CEO
Veracity Management Global, Inc.
2655 LeJeune Road, Suite 311
Coral Gables, FL 33134
(305) 728-1359